Exhibit 99.3



                             JOINT FILING AGREEMENT

         This will confirm the agreement by and between the undersigned that the
Schedule 13D (the "Schedule 13D") filed on or about this date, including any future amendments thereto, relating to the acquisition of the right to vote in favor of the Agreement and Plan of Merger, dated November 15, 2005, by and among Nokia Inc., Jupiter Acquisition Corporation and Intellisync Corporation, is being or will be, as applicable, filed on behalf of the undersigned.

         Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Schedule 13D is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date:  November 28, 2005

                                      NOKIA CORPORATION


                                      By: /s/ Kaarina Stahlberg
                                          -----------------------------
                                      Name:  Kaarina Stahlberg
                                      Title: Vice President and Assistant
                                             General Counsel


                                      By: /s/ Susanne Mattsson
                                          -----------------------------
                                      Name:  Susanne Mattsson
                                      Title: Director, Legal



                                      NOKIA HOLDING INC.


                                      By: /s/ Erik Marmurek
                                          -----------------------------
                                      Name:  Erik Marmurek
                                      Title: Assistant Secretary

                                      NOKIA INC.


                                      By: /s/ Erik Marmurek
                                          -----------------------------
                                      Name:  Erik Marmurek
                                      Title: Director, Tax